UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2009

PTM PUBLICATIONS INCORPORATED

(Exact name of registrant as specified in charter)

Nevada	000-52044	20-3936186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

E-2-14 Block E, Plaza Damas, Jalan Hartamas 1, Sri Hartamas Kuala Lumpur, Malaysia	50480
(Address of principal executive offices)	(Zip Code)

(603) 525-3380

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On October 27, 2009, PTM Publications Incorporated (the “Company”) received a resignation notice from Jasmin Bin Omar Jayaseelan from all of his positions with the Company, including President, CEO, Principal Executive Officer and Chairman of the Board of Directors.  Mr. Jayaseelan’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On October 27, 2009, the Company received a resignation notice from Cheryl Lim Phaik Suan from all of her positions with the Company, including Treasurer, CFO, Principal Accounting Officer and Director.  Ms. Lim’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On October 27, 2009, the Company received a resignation notice from Jefferi Bin Omar Jayaseelan from all of his positions with the Company, including Secretary and Director.  Mr. Jayaseelan’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On October 27, 2009, the Company appointed Patrick DeBlois as its new President, CEO, Principal Executive Officer, Treasurer, CFO, Principal Accounting Officer, Secretary, Treasurer and as Director.

Since 1999, Mr. DeBlois has been a Director and is the Proprietor of the Minakwa Lodge located in Northern Ontario.  Mr. DeBlois has grown his resort from a grassroots venture to a global success story.  Mr. Deblois holds a diploma in Wildlife Management and GIS mapping from Cambrian College.

Mr. DeBlois will serve as our Director and officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between him and any other person pursuant to which she was selected as an officer or director.  There are no family relationship between Mr. DeBlois and any of our officers or directors.  Mr. DeBlois has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTM PUBLICATIONS INCORPORATED

Date: December 14, 2009	By:	/s/ Patrick DeBlois
Patrick DeBlois, President